As filed with the Securities and Exchange Commission on July 12, 2006.
Registration No. 333-114324

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3 on Form S-1
Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	93-0962605 (IRS Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, Washington
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson,
Senior Vice President, General Counsel
and Corporate Secretary
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and
telephone and facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after this post-effective amendment becomes effective
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
          This Post Effective Amendment No. 1 to Form S-3 on Form S-1 is being filed to convert the registration statement of Cray Inc. on Form S-3 (Registration No. 333-114324) into a registration statement on Form S-1.
          All numbers of shares of Cray Inc. common stock, per share calculations and trading prices and similar information involving Cray Inc. common stock in this post-effective amendment to the registration statement, including in the prospectus included herein, have been adjusted to reflect a one-for-four reverse stock split of Cray common stock that became effective on June 8, 2006. Such information in documents dated prior to June 8, 2006, that are incorporated by reference herein do not reflect the reverse stock split.

The information in this prospectus is not complete and may be changed. These securities may not be sold using this prospectus until the post-effective amendment filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS, Subject to Completion, dated July 12, 2006
CRAY INC.
6,367 shares of common stock
               The selling shareholders are offering and selling up to 6,367 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.
          The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders’ possible methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”
     Our common stock is traded on the Nasdaq Global Market under the symbol “CRAY.” On July 7, 2006, the closing price for our common stock was $10.78 per share.
     All numbers of shares of our common stock in this prospectus, as well as per share calculations and trading prices and similar information involving our common stock, reflect the one-for-four reverse stock split effected on June 8, 2006. Such information in documents dated prior to June 8, 2006, that are incorporated by reference into this prospectus do not reflect the one-for-four reverse stock split.
     References to “we,” “our,” “us,” “Cray” and the “Company,” refer to Cray Inc. and its subsidiaries.
     Investing in our common stock involves significant risks. Before purchasing any of the common stock, you should carefully consider the “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarter ended March 31, 2006, which are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
THE SHARES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.
The date of this prospectus is                     , 2006.

This prospectus does not constitute an offer of, or an invitation to purchase, any of the shares of common stock in any jurisdiction in which, or to any person to whom, such offer or invitation would be unlawful. In making your investment decision, you should only rely on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated information, as applicable. Neither the delivery of this prospectus nor any sales of the common stock shall, under any circumstances, create any implication that there has been no change in the affairs of Cray Inc. after the date of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement of which this prospectus constitutes a part and any other materials that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you free of charge on that SEC web site at http://www.sec.gov.
     The SEC allows us to “incorporate by reference” into this prospectus the publicly filed reports described below, which means that information included in those reports is considered part of this prospectus. We specifically incorporate by reference in this prospectus the following documents we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on April 21, 2006;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed on May 9, 2006;

•	our Current Report on Form 8-K, filed on January 4, 2006;

•	our Current Report on Form 8-K, filed on January 11, 2006;

•	our amended Current Report on Form 8-K/A, filed on February 13, 2006;

•	our Current Report on Form 8-K, filed on February 21, 2006;

•	our Current Report on Form 8-K, filed on March 17, 2006;

•	our Current Report on Form 8-K, filed on April 10, 2006;

•	our Current Report on Form 8-K, filed on April 18, 2006;

•	our Current Report on Form 8-K, filed on April 24, 2006;

•	our Current Report on Form 8-K, filed on May 2, 2006;

•	our Current Report on Form 8-K, filed on May 4, 2006;

•	our Current Report on Form 8-K, filed on June 8, 2006;

•	our Definitive Proxy Statement for the 2006 annual meeting of our shareholders, filed on April 28, 2006; and

•	all other reports filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date and the effective date of the post-effective amendment of which this prospectus is a part.
          These filings are available at the SEC’s website, www.sec.gov, as well as our website, www.cray.com. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide you with these reports or documents upon written or oral request and at no cost to you. You may request a copy of these filings, by writing or telephoning us at the following address:

Cray Inc.
411 First Avenue South
Suite 600
Seattle, Washington 98104
Telephone: (206) 701-2000
Attention: Kenneth W. Johnson, Corporate Secretary
          The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For a more detailed evaluation, you should refer to the copy of the contract or other document filed as an exhibit to the Registration Statement.
          The selling shareholders are not making an offer of these securities in any jurisdiction where the offering is not permitted.
          You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other the date on the front of this prospectus or the dates of the incorporated documents.

Cray is a federally registered trademark of Cray Inc. and Cray X1, Cray X1E, Cray XT3, Cray XD1, Cray T90, Cray T3E, Cray SV1, Cray SV1ex, Cray SX-6 and Cray MTA-2 are trademarks of Cray Inc. Other trademarks used in this prospectus are the property of their respective owners.

OUR BUSINESS
          We design, develop, market and service high performance computer systems, commonly known as supercomputers. These systems provide capability and capacity far beyond typical server-based computer systems and address challenging scientific and engineering computing problems for government, industry and academia.
          We are dedicated solely to the high performance computing market. We have concentrated our product roadmap on building balanced systems combining highly capable processors (whether developed by ourselves or by others) along with highly scalable software with very high speed interconnect and communications capabilities throughout the entire computing system, not solely processor-to-processor. We believe we are very well positioned to meet the high performance computer market’s demanding needs by providing superior supercomputer systems with performance and cost advantages over low-bandwidth and cluster systems when sustained performance on challenging applications and workloads and total cost of ownership are taken into account.
          We were incorporated under the laws of the State of Washington in December 1987. Our corporate headquarter offices are located at 411 First Avenue South, Suite 600, Seattle, Washington, 98104-2860, our telephone number is (206) 701-2000 and our web site address is: www.cray.com. The contents of our web site are not incorporated by reference into this prospectus or our other SEC reports and filings.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus contains or incorporates by reference ‘‘forward-looking statements’’ that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the following: any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing.
          The risks, uncertainties and assumptions referred to above include the following: fluctuating operating results with possibility of periodic losses and uneven and possibly negative cash flows; the need for increased product revenue and margin, particularly from our Cray XT3 system and upgrade and successor systems; the technical challenges of developing new supercomputer systems on time and budget; the timing of product orders, shipments and customer acceptances; the timing and level of government support for supercomputer system development; whether we will be awarded a phase 3 contract under the DARPA High Productivity Computing Systems program; our dependency on third-party suppliers to build and deliver components timely that meet our specifications; the challenge of maintaining expense growth at modest levels while increasing revenue; our ability to attract, retain and motivate key employees, including executive officers and managers; and other risks that are described under ‘‘Risk Factors’’ in our SEC reports that are incorporated by reference into this prospectus, as described above.
          We assume no obligation to update these forward-looking statements. In various reports that we file with the SEC and that have been or may be incorporated by reference herein, we rely on and refer to information and statistics regarding the markets for various products. We obtained this information from third party sources, discussions with our customers and our own internal estimates. We believe that these third-party sources are reliable, but we have not independently verified them and we cannot assure you that they are accurate.

DESCRIPTION OF COMMON STOCK
          At June 30, 2006, our authorized capital stock consists of 75,000,000 shares of common stock, $.0l par value per share, and 5,000,000 shares of preferred stock, $.0l par value per share. At June 30, 2006, no shares of preferred stock and 23,041,752 shares of our common stock were issued and outstanding. In addition, as of that date, up to 5,698,006 shares of common stock were issuable on conversion of our 3.0% Convertible Senior Subordinated Notes due 2024 and 4,904,846 shares of common stock were issuable, in the aggregate, on exercise of certain options and warrants. Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Shareholders may not cumulate their votes in the election of directors. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of or making provision for our liabilities and the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there is no redemption or sinking fund provision with respect to any such shares. The rights, preferences and privileges of shares of common stock are subject to, and may be materially and adversely affected by, the rights of shares of any series of preferred stock which we may designate and issue in the future.
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
          Our common stock is traded on the Nasdaq Global Market under the symbol CRAY. On June 30, 2006, we had 23,041,752 shares of common stock outstanding that were held by 715 holders of record.
     The quarterly high and low sales prices of our common stock for the periods indicated are as follows:

	2004		2005		2006
	High	Low	High	Low	High	Low
First Quarter	$47.00	$24.24	$19.64	$8.32	$10.16	$5.20
Second Quarter	32.12	24.36	11.00	4.72	10.16	5.88
Third Quarter (through July 7, as to 2006)	26.72	11.40	5.64	3.40	11.60	9.95
Fourth Quarter	19.32	12.08	6.92	3.56
          We have not paid cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our credit facility prohibits us from paying cash dividends without the consent of our lender.

SELLING SHAREHOLDERS
          On April 1, 2004, we acquired OctigaBay Systems Corporation, or OctigaBay, through a wholly-owned subsidiary. As a result of the acquisition:
•	we issued 1,890,221 shares of our common stock to certain shareholders of OctigaBay in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof; and

•	our wholly-owned Nova Scotia subsidiary issued 1,210,105 shares that were exchangeable into an equivalent number of shares of our common stock to certain other shareholders of OctigaBay in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. We refer to these securities as “Exchangeable Shares.” As of January 31, 2006, all Exchangeable Shares had been exchanged for shares of our common stock.
          The offer and sale of the shares of our common stock upon the exchange of the Exchangeable Shares was made in reliance on Regulation S or Regulation D under the Securities Act and, consequently, such shares are deemed to be restricted securities within the meaning of the Securities Act. As a partial inducement to the OctigaBay shareholders to approve our proposal to acquire their company, we agreed to file a registration statement, of which this prospectus forms a part, to register the resale of shares of our common stock issuable to the holders of the Exchangeable Shares upon the exchange thereof. We have agreed with the selling shareholders to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.
          As of July 7, 2006, the selling shareholders beneficially owned an aggregate of 6,367 shares of common stock which they had received in exchange for Exchangeable Shares, which includes any transferee, donee, devisee, pledgee or distributee of any selling shareholder. All of the shares covered by this prospectus are being sold for the account of the selling shareholders. If all shares covered by this prospectus are sold, we have been advised that the selling shareholders will not hold any shares of our common stock. The shares covered by this prospectus include only the shares of common stock issued to the selling shareholders upon exchange of the Exchangeable Shares.

			Ownership After Offering
			If All Shares Offered
	Shares Owned	Shares Being	Hereby Are Sold
Selling Shareholder	Prior To Offering	Offered	Shares	Percent
William Barrable	0	6,300	0	0
Jose Rabasso	0	67	0	0
          No selling shareholder has had any material relationship with us or any of our affiliates within the past three years, nor has any right with respect to the nomination or election of our directors or those of our affiliates.

PLAN OF DISTRIBUTION
          We are registering the shares covered by this prospectus for the selling shareholders. The selling shareholders and their pledgees, donees, transferees or other successors-in-interest may sell the shares directly or through agents, broker-dealers, or underwriters, in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, or at negotiated prices. In addition, the shares may be sold by one or more of the following methods:
•	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker or dealer, as principal, in a market maker capacity or otherwise and resale by the broker or dealer for its account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker solicits purchases;

•	privately negotiated transactions; or

•	any combination of these methods of sale.
          Such sales may be effected in transactions on any national securities exchange, U.S. inter-dealer quotation system or registered national securities association on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market, in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or “at the market” to or through market makers or into an existing market for the shares. The selling shareholders also may sell our common stock short and deliver the shares offered hereby to close out such short positions.
          The selling shareholders also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any such derivative transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by a selling shareholder or borrowed from a selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus constitutes a part.
          Some or all of the common stock covered by this prospectus may be sold to or through an agent, broker-dealer or underwriter. Any shares sold in that manner will be acquired by the agent, broker-dealer or underwriter for its own account and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or paid to dealers may be changed at different times. Some of the agents, broker-dealers or underwriters and their associates may be customers of, engage in transactions with and perform services for us or the selling shareholders in the ordinary course of business. The specific number of shares of common stock to be sold in this manner and the purchase price, public offering price, names of any agent, broker-dealer or underwriter, any applicable commission or discount and other terms constituting compensation from the selling shareholder, and any other material information with respect to a particular offering will be set forth in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus constitutes a part.
          We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. We have agreed with the selling shareholders to indemnify each other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.
          Regulation M under the Exchange Act provides that during the period that any person is engaged in the distribution, as so defined in Regulation M, of our common stock, such person generally may not purchase shares of our common stock. The selling shareholders are subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. The foregoing may affect the marketability of our common stock.
          The selling shareholders may negotiate and pay brokers or dealers commissions, discounts or concessions for their services. In effecting sales, brokers or dealers engaged by the selling shareholders may allow other brokers or dealers to participate. However, the selling shareholders and any brokers or dealers involved in the sale or resale of the shares may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act.
          In addition, the brokers’ or dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any of the selling shareholders qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of section 5(b)(2) of the Securities Act.
          In addition to selling its shares under this prospectus, the selling shareholders may:
•	agree to indemnify any broker or dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

•	transfer its shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

•	sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.
          Upon notification by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, or a post-effective amendment to the registration statement of which this prospectus constitutes a part, that discloses the material terms of the transaction.

LEGAL MATTERS
          The validity of the common stock we are offering was passed upon by Kenneth W. Johnson, our Senior Vice President and General Counsel. As of the date of this prospectus, Mr. Johnson held 48,488 shares of our common stock, and options to purchase 132,547 shares of our common stock.
EXPERTS
          The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Peterson Sullivan PLLC, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference (which reports express (1) an unqualified opinion on the financial statements, (2) an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
          The financial statements and related financial statement schedule as of December 31, 2004, and for the years ended December 31, 2004, and 2003, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and related financial statement schedule and includes an explanatory paragraph related to the restatement described in Note 2), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The following table sets forth the costs and expenses payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$4,128
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing fees and expenses	4,000
Transfer Agent fees and expenses	6,000
Miscellaneous	1,872

Total	$41,000

Item 14. Indemnification of Directors and Officers.
          Article VII of the Company’s Restated Articles of Incorporation and Section 10 of the Company’s Restated Bylaws require indemnification of directors and permit the indemnification of officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the “Act”). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.
          Section 23B.08.320 of the Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Company’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Company and its shareholders.
Item 15. Recent Sales of Unregistered Securities.
     In January 1999, we issued a warrant to the Agean Group for 25,000 shares of common stock for investment advisory services. The warrant had an exercise price of $24.00 per share, had cashless exercise provisions and expired on January 20, 2004. From July 1, 2003, through January 20, 2004, we issued an aggregate of 10,530 shares of common stock in cashless exercises upon exercises of this warrant.
     In February and March 1999, we issued warrants to Compunetics, Inc. covering 3,707 shares of common stock as part of a private financing. The warrants had an exercise price of $20.00 per share and expired on March 31, 2004. The warrant was exercised in full in February 2004 and we received $74,145 upon such exercise.
     In March 1999, we issued a warrant to Kirlin Securities, Inc. for 25,000 shares of common stock for investment advisory services. The warrant had an exercise price of $24.00 per share, had cashless exercise provisions and expired on March 30, 2005. From July 1, 2003, through March 30, 2004, we issued an aggregate of 12,312 shares of common stock in cashless exercises of this warrant.

     In March 1999, in connection with a private financing in which we raised $5,000,000, we issued a warrant to Banca del Gottardo for 277,778 shares of common stock with an initial per share exercise price of $20.64, subsequently reduced to $18.88 in connection with a private financing in June 1999. As part of the March 1999 financing, we also had issued warrants for 6,250 shares of common stock as part payment for a financing fee whose exercise price was not reduced. The warrants expired on March 9, 2004. From July 1, 2003, through March 9, 2004, we issued an aggregate of 265,028 shares of common stock upon exercises of such warrants, receiving an aggregate of $4,910,724.
     In connection with the acquisition of OctigaBay Systems Corporation on April 1, 2004, we issued a total of 1,890,221 shares of our common stock to certain OctigaBay shareholders and reserved an additional 1,210,105 shares of our common stock for issuance upon exchange of exchangeable securities issued to certain OctigaBay shareholders by our Nova Scotia subsidiary. We also assumed outstanding OcitgaBay stock options exercisable for 185,181 shares of our common stock. During the period from June 2004 through January 2006, we issued all 1,210,105 shares of common stock upon exchange of the exchangeable securities.
     In connection with a private financing on February 15, 2002, we extended the exercise date for certain warrants to purchase an aggregate of 363,580 shares of common stock from June 21, 2002, through June 21, 2004, with an exercise price of $12.00 per share. From July 1, 2003, through June 21, 2004, we issued 311,962 shares upon exercise of these warrants, receiving $3,743,538 in proceeds.
     On May 17, 2002, we issued a warrant to Patrick W. Grady covering 37,500 shares of common stock in return for certain financial advisory services. The warrant had an exercise price of $14.00 per share, had cashless exercise provisions and expired on May 17, 2004. This warrant was exercised from time to time and fully in the second quarter of 2004 pursuant to the cashless exercise provisions. We issued an aggregate of 24,155 shares of common stock pursuant to these exercises.
     In connection with the surrender to our landlord, Merrill Place, LLC, of certain space in our Seattle, Washington headquarters office and related amendments to our lease in the fourth quarter of 2005, we issued an aggregate of 17,500 shares of our common stock to our landlord.
     The issuances of the warrants and the shares described above, because of the nature of the investors and the manner in which the offerings were each conducted, were exempt from the registration provisions of the Securities Act of 1933 under Sections 4(2) and 4(6) and the rules and regulations thereunder and, with respect to the shares issued upon exchange of exchangeable shares, also under Regulation S under the Securities Act. The issuances of the shares of our common stock to OctigaBay shareholders were exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended in accordance with a plan of arrangement approved by the Supreme Court of British Columbia, Canada.
     In separate closings held on December 6 and 21, 2004, we issued and sold a total of $80 million in aggregate principal amount of our 3.0% Convertible Senior Subordinated Notes due 2024 in a private placement to Bear, Stearns & Co. Inc., the initial purchaser, which was entitled to resell the Notes to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended.
     We received net proceeds of approximately $76.6 million from the offering of $80 million in aggregate principal amount of the Notes, after deducting the initial purchaser’s discount of $3 million and offering expenses. The offering of the Notes was made pursuant to the terms of a Purchase Agreement, dated December 1, 2004, between Bear, Stearns & Co. Inc. and us. The Notes are issued under an Indenture by and between The Bank of New York Trust Company, N.A. and us and benefit from a Registration Rights Agreement between Bear, Stearns & Co. Inc., as the initial purchaser, and us.

Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits.

Exhibit
Number	Description
3.1	Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (1)

4.1	Form of Common Stock Purchase Warrants due September 3, 2006 (16)

4.2	Form of Common Stock Purchase Warrants due June 21, 2009 (17)

4.3	Indenture dated as of December 6, 2004, by and between the Company and The Bank of New York Trust Company, N.A. as Trustee (and Form of 3.0% Convertible Senior Subordinated Note included as Exhibit A to the Indenture) (14)

4.4	Common Stock Purchase Warrant due May 30, 2009 (23)

5.1	Opinion regarding validity (30)

10.1	2000 Non-Executive Employee Stock Option Plan (5)

10.2	2001 Employee Stock Purchase Plan (13)*

10.3	2003 Stock Option Plan (2)*

10.4	2004 Long-Term Equity Compensation Plan (15)*

10.5	Cray Canada Inc. Amended and Restated Key Employee Stock Option Plan (21)

10.6	Form of Management Continuation Agreement between the Company and its Executive Officers and certain other Employees (10)*

10.7	Executive Severance Policy, as amended (24)*

10.8	Lease Agreement between Merrill Place, LLC and the Company, dated November 21, 1997 (6)

10.9	FAB I Building Lease Agreement between Union Semiconductor Technology Corporation and the Company, dated as of June 1, 2000 (7)

10.10	Amendment No. 1 to the FAB Building Lease Agreement between Union Semiconductor Technology Corporation and the Company, dated as of August 19, 2002 (3)

10.11	Conference Center Lease Agreement between Union Semiconductor Technology Corporation and the Company, dated as of June 1, 2000 (7)

10.12	Amendment No. 1 to the Conference Center Lease Agreement between Union Semiconductor Technology Corporation and the Company dated as of August 19, 2002 (3)

10.13	Mendota Heights Office Lease Agreement between the Teachers’ Retirement System of the State of Illinois and the Company, dated as of August 10, 2000 (7)

10.14	First Amendment to the Mendota Heights Office Lease Agreement between the Teachers’ Retirement System of the State of Illinois and the Company, dated as of January 17, 2003 (3)

Exhibit
Number	Description
10.15	Sublease Agreement between Trillium Digital Systems Canada, Ltd. and OctigaBay Systems Corporation, dated as of January 13, 2003, with Consent to Subletting by and among 391102 B.C, Ltd. and Dominion Construction and Development Inc., Trillium Digital Systems Canada, Ltd., OctigaBay Systems Corporation and Intel Corporation, dated January 20, 2003, and Lease Agreement between Dominion Construction Company Inc. and 391102 B.C. Ltd., Trillium Digital Systems Canada, Ltd. and Intel Corporation, dated March 5, 2001 (22)

10.16	Credit Agreement between Wells Fargo Bank, N.A. and the Company, dated April 10, 2003, and Related Revolving Line of Credit Note (8)

10.17	First Amendment to Credit Agreement between Wells Fargo Bank, N.A. and the Company, dated March 5, 2004 (22)

10.18	Second Amendment to Credit Agreement between Wells Fargo Bank, N.A. and the Company, dated June 7, 2004 (22)

10.19	Third Amendment to Credit Agreement between Wells Fargo Bank, N.A. and the Company, dated November 29, 2004 (22)

10.20	Fourth Amendment to Credit Agreement between Wells Fargo Bank, N.A. and the Company, dated December 15, 2004 (22)

10.21	Securities Account Control Agreement, with Addendum, by and among Wells Fargo Bank, N.A. and the Company, dated as of December 15, 2004 (22)

10.22	Technology Agreement between Silicon Graphics, Inc. and the Company, effective as of March 31, 2000 (4)

10.23	Distribution Agreement between NEC Corporation and the Company, dated as of February 28, 2001 (12)+

10.24	Sales and Marketing Services Agreement among NEC Corporation, HNSX Supercomputers, Inc. and Cray Inc., dated as of February 28, 2001 (12)+

10.25	Maintenance Agreement between NEC Corporation and the Company, dated as of February 28, 2001 (12)+

10.26	Amendment to Maintenance Agreement between NEC Corporation and the Company, dated June 9, 2003 (11)+

10.27	Letter from NEC Corporation notifying the Company that its distribution rights in North America will be non-exclusive, dated April 24, 2003 (11)

10.28	Arrangement Agreement, dated as of February 25, 2004, by and among the Company, 3084317 Nova Scotia Limited and OctigaBay Systems Corporation (18)

10.29	Purchase Agreement, dated December 1, 2004, by and between the Company and Bear, Stearns & Co. Inc. as Initial Purchaser (14)

10.30	Registration Rights Agreement dated December 6, 2004, by and between the Company and Bear, Stearns & Co. Inc., as Initial Purchaser (14)

10.31	2005 Executive Bonus Plan* (20)

10.32	Form of Officer Non-Qualified Stock Option Agreement* (22)

10.33	Form of Officer Incentive Stock Option Agreement* (22)

10.34	Form of Director Stock Option Agreement* (22)

Exhibit
Number	Description
10.35	Form of Director Stock Option, immediate vesting* (22)

10.36	Fourth Amendment to the Lease between Merrill Place LLC and the Company, dated as of October 31, 2005 (25)

10.37	Letter Agreement between the Company and Peter J. Ungaro, effective March 7, 2005* (19)

10.38	Offer Letter between the Company and Margaret A. Williams, dated April 14, 2005* (26)

10.39	Offer Letter between the Company and Brian C. Henry, dated May 16, 2005* (27)

10.40	Senior Secured Credit Agreement among the Company, Cray Federal Inc. and Wells Fargo Foothill, Inc., dated May 31, 2005 (23)

10.41	Amendment No. 1 to the Senior Secured Credit Agreement among the Company, Cray Federal Inc. and Wells Fargo Foothill, Inc., dated November 9, 2005 (28)

10.42	Form of Restricted Stock Agreement* (29)

10.43	Retention Agreement between the Company and Peter J. Ungaro, dated December 20, 2005* (29)

10.44	Retention Agreement between the Company and Brian C. Henry, dated December 20, 2005* (29)

10.45	Retention Agreement between the Company and Margaret A. Williams, dated December 20, 2005* (29)

10.46	Summary sheet setting forth amended compensation arrangements for non-employee Directors (31)

10.47	Amendment Number Two to Senior Secured Credit Agreement, dated as of March 14, 2006, between Wells Fargo Foothill, Inc., Cray Inc. and Cray Federal Inc. (32)

10.48	Form of Director Restricted Stock Agreement* (1)

10.49	Cray 2006 Bonus Plan* (9)

10.50	2006 Long-Term Equity Compensation Plan* (34)

21.1	Subsidiaries of the Company (33)

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Peterson Sullivan PLLC, Independent Registered Public Accounting Firm

24.1	Power of Attorney for certain directors and officers (previously filed on the signature page of this registration statement)

24.2	Power of Attorney for additional directors and officers

*	Management contract or compensatory plan or arrangement.

+	Subject to confidential treatment. The omitted confidential information has been filed with the Securities and Exchange Commission.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on June 8, 2006.

(2)	Incorporated by reference to the Company’s definitive Proxy Statement for the 2003 Annual Meeting, as filed with the Commission on March 31, 2003.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended December 31, 2002.

(4)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on May 15, 2000.

(5)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (SEC No. 333-57970), as filed with the Commission on March 30, 2001.

(6)	Incorporated by reference to the Company’s Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended December 31, 1997.

(7)	Incorporated by reference to the Company’s Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended December 31, 2000.

(8)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on May 15, 2003.

(9)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on May 4, 2006.

(10)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on May 17, 1999.

(11)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on August 14, 2003.

(12)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on May 14, 2001.

(13)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (SEC No. 333-70238), filed on September 26, 2001.

(14)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on December 7, 2004.

(15)	Incorporated by reference to the Company’s definitive Proxy Statement for the 2004 Annual Meeting, as filed with the Commission on March 24, 2004.

(16)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on September 4, 2002.

(17)	Incorporated by reference to the Company’s Registration Statement on Form S-3 (SEC No. 333-57972), as filed with the Commission on March 30, 2001.

(18)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on April 2, 2004.

(19)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on March 8, 2005.

(20)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on March 25, 2005.

(21)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (SEC No. 333-114243), filed on April 6, 2004.

(22)	Incorporated by reference to the Company’s Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended December 31, 2004.

(23)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on June 1, 2005.

(24)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on August 10, 2005.

(25)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on November 15, 2005.

(26)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on May 9, 2005.

(27)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on November 9, 2005.

(28)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on November 16, 2005.

(29)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on December 22, 2005.

(30)	Previously filed with this Registration Statement.

(31)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on February 21, 2006.

(32)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on March 17, 2006.

(33)	Incorporated by reference to the Company’s Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended December 31, 2005.

(34)	Incorporated by reference to the Company’s definitive Proxy Statement for the 2006 Annual Meeting, as filed with the Commission on April 28, 2006.
Excluded from this list of exhibits, pursuant to Paragraph (b) (4) (iii) (a) of Item 601 of Regulation S-K, may be one or more instruments defining the rights of holders of long-term debt of the Company. The Company hereby agrees that it will, upon request of the Securities and Exchange Commission, furnish to the Commission a copy of any such instrument.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on July 10, 2006.

CRAY INC.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been duly signed by the following persons on July 10, 2006 in the capacities indicated.

/s/ Peter J. Ungaro* Peter J. Ungaro	President, Chief Executive Officer and Director

/s/ Brian C. Henry*	Executive Vice President and Chief Financial Officer
Brian C. Henry	(Principal Financial Officer)

/s/ Kenneth D. Roselli*	Vice President and Corporate Controller
Kenneth D. Roselli	(Principal Accounting Officer)

/s/ William C. Blake*	Director
William C. Blake

/s/ John B. Jones, Jr.*	Director
John B. Jones, Jr.

/s/ Kenneth W. Kennedy, Jr.*	Director
Kenneth W. Kennedy, Jr.

/s/ Stephen C. Kiely*	Director
Stephen C. Kiely

/s/ Frank L. Lederman*	Director
Frank L. Lederman

/s/ Sally G. Narodick*	Director
Sally G. Narodick

/s/ Daniel C. Regis*	Director
Daniel C. Regis

/s/ Stephen C. Richards*	Director
Stephen C. Richards

*By /s/ Kenneth W. Johnson
Kenneth W. Johnson
Attorney-in-Fact